EXHIBIT F-2


Past Tense Opinion of Counsel




General Offices: Tel: (517) 788-2151
212 West Michigan Avenue Fax: (517) 788-0768
Jackson, MI 49201 e-Mail Address:
damikelonis@cmsenergy.com





DAVID A. MIKELONIS
Senior Vice President
and General Counsel



                                                April 12, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     CMS Energy Corporation - Past Tense Opinion of Counsel
        File No. 70-9843

Ladies and Gentlemen:

     I am General Counsel for Consumers Energy Company ("Consumers"), a Michigan corporation and a wholly-owned subsidiary of CMS Energy Corporation ("CMS Energy"). In my capacity, I am familiar with the transactions proposed by CMS Energy and described in CMS Energy's Application/Declaration on Form U-1, as amended, (the "Application/Declaration") filed on March 22, 2001, with the Securities and Exchange Commission ("the "Commission") under the Public Utility Holding Company Act of 1935 (the "Act") in the above-referenced File requesting an order of the Commission under the Act approving the indirect acquisition by CMS Energy of all the voting securities of Michigan Electric Transmission Company ("Michigan Transco"), and granting such other authorization as may be necessary in connection therewith. Such acquisition is to be effected through the transactions described in the Application/Declaration (the "Transfer Transaction"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Application/Declaration.

     In rendering this opinion, I have examined and relied upon a copy of the Application/Declaration. I have also examined, or arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of (i) documents evidencing the Transfer Transaction, (ii) the Commission's Order also dated March 22, 2001 permitting the Application/Declaration to become effective, (iii) the Certificate Pursuant to Rule 24 of Completion of Transactions, dated this date, with which this opinion is being filed as an exhibit, certifying as to the completion of the transactions contemplated by the Application/Declaration, and
(iv) such other agreements, documents, certificates and other statements of governmental officials and other instruments; and have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

     Based on the foregoing, it is my opinion that:

1. Michigan Transco is duly incorporated and validly existing under the laws of the State of Michigan; and the securities issued by Michigan Transco were validly issued, fully paid and non-assessable, and Consumers as the holder of the securities is entitled to the rights and privileges appertaining thereto set forth in the Articles of Incorporation of Michigan Transco.

2. Assuming all required approvals, authorizations, consents, certificates and orders of any regulatory authority with jurisdiction over the Transfer Transaction that have been received remain in full force and effect: (i) all laws of the State of Michigan applicable to the transaction have been complied with, (ii) CMS Energy, through its ownership of all of the common stock of Consumers, has legally acquired all of the issued and outstanding voting securities of Michigan Transco, and (iii) the consummation of the Transfer Transaction did not violate the legal rights of the holders of any securities issued by CMS Energy or any associate company.

3. The Transfer Transaction has been carried out in accordance with the Application/Declaration.

     For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Consumers, CMS Energy or Michigan Transco and that such laws will be the only laws applicable to the Consumers, CMS Energy or Michigan Transco.

     I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24 Certification. This opinion letter may not be used for any other purpose or relied on by or furnished to any other party without my prior written consent.

                                                 Very truly yours,

                                                 /s/David A. Mikelonis